Exhibit 10A
                                                                    -----------


                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                           (HAEMONETICS CORPORATION)


      This First Amendment to Revolving Credit Agreement (the or this "First Amendment") is dated as of December 26, 1997 by and among HAEMONETICS CORPORATION (the "Borrower"), a Massachusetts corporation, and banks from time to time a party hereto (each a "Bank" and, collectively, the "Banks") and MELLON BANK, N.A., a national banking association (hereinafter "Mellon"), and as contract representative for the Banks (in such capacity, the "Agent").

      NOW, THEREFORE, for the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    Background

      As of June 25, 1997, the Borrower and the Banks entered into a revolving loan arrangement of up to Forty Million Dollars ($40,000,000) (the "Original Loan"). The Original Loan was evidenced by three promissory notes: a $20,000.000 note dated June 25, 1997 made by the Borrower to the order of Mellon Bank, N.A., a $10,000,000 note dated June 25, 1997 made by the Borrower to the order of BankBoston, N.A. and a $10,000,000 note dated June 25, 1997 made by the Borrower to the order of The Sanwa Bank, Limited (collectively, the "Notes"). The Borrower and the Banks entered into a revolving credit agreement dated as of June 25, 1997 (the "Original Credit Agreement").

      The Borrower and the Banks have agreed to amend the Original Credit Agreement to provide for certain revised pricing options and to exclude certain non-cash charges from the covenant calculations.

      The Borrower has agreed to pay an amendment fee upon the execution of this Amendment in connection with the execution and delivery of this First Amendment.

      Capitalized terms used in this First Amendment and not defined herein shall have the meaning given such terms in the original Loan Agreement. This First Amendment, together with the Original Loan Agreement and such other amendments, modifications, supplements or restatements, as may be made from time to time, is referred to herein as the "Loan Agreement").

II. Amendment to Article I. Section 1.01 "Certain Definitions" is hereby amended as follows:

      A. The following definition is hereby added: "Federal Funds Effective Rate" shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Prime Rate.

      B. The definition of "Money Market Rate" and "Money Market Rate Options" is hereby deleted.

      C. In the term "Option" the term "the Money Market Rate Option" is hereby deleted and the term "Federal Funds Rate Option" is hereby inserted in lieu thereof.

      D. The following definition is hereby added. The term "Applicable Margin" shall mean:

            (a) 0.45 of one percent (1%) per annum if Consolidated Total Indebtedness shall be less than or equal to thirty percent (30%) of Consolidated Tangible Net Worth;

            (b) 0.55 of one percent (1%) per annum if Consolidated Total Indebtedness shall be greater than thirty percent (30%) of Consolidated Tangible Net Worth but less than or equal to forty-two percent (42%) of consolidated Tangible Net Worth;

            (c) 0.65 of one percent (1%) per annum if Consolidated Total Indebtedness shall be greater than forty-two percent (42%) of Consolidated Tangible Net Worth.

      The Applicable Margin shall be determined based upon the Borrower's Compliance Certificate and the covenant calculations for the fiscal quarter immediately preceding the date for which the calculation of the Applicable Margin shall apply. The Applicable Margin, once determined, shall apply for the entire fiscal quarter.

      E.    The term "Additional Interest Event" is hereby deleted.

      F. In the term "Standard Notice" the term "the Money Market Rate Loan" is hereby deleted and the term "Federal Funds Rate Loan" is hereby inserted in lieu thereof.

III.  Amendment to Article II. The Credits

      Article II is hereby deleted and the following is hereby inserted in lieu thereof:


                                  ARTICLE II
                                  THE CREDITS
                                  -----------

      2.01. Revolving Credit Loans; Money Market Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to (such agreement being herein called the Bank's "Commitment") make Loans to the Borrower at any time or from time to time on or after the date hereof and to but not including the Expiration Date in an aggregate principal amount for each Bank not exceeding at any time the amount designated as the "Commitment" set opposite such Bank's signature to this Agreement, as such amount may have been reduced under Section
2.04 at such time (for each Bank, the "Commitment Amount"). Within such limits of time and amount and subject to the provisions of this Agreement, the Borrower may, subject to all of the terms and conditions hereof, borrow, repay and reborrow hereunder.

      2.02. The Notes. The obligations of the Borrower to repay the aggregate unpaid principal amount of the Loan or Loans made by the Banks to the Borrower hereunder and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower dated on or prior to the Closing Date in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled and payable to the order of each respective Bank in the amount of the lesser of the applicable Bank's Commitment Amount or the unpaid principal amount of all Loans made to the Borrower by the Bank. The outstanding principal amount of each Loan, the unpaid interest accrued thereon, the interest rate or rates applicable and the duration of such applicability shall be determined from the Agent's records, which shall be conclusive on the Borrower absent manifest error. The executed Notes shall be delivered by the Borrower to each Bank on or prior to the Closing Date.

      2.03 Making of Loans. (a) 1. Whenever the Borrower desires to request a Euro-Rate Loan or an AB Rate Loan hereunder it shall give Standard Notice thereof to the Agent at the Agent's Office setting forth the following information:

            (i) The date, which shall be a Business Day and, in the case of Euro-Rate Loans, a London Business Day, on which such Loan is to be made;

            (ii) The interest rate Option applicable to such Loan, selected in accordance with Section 2.05(a) hereof;

            (iii) The Maturity Period to apply to such Loan, selected in accordance with Section 2.05(b) hereof;

            (iv) The total principal amount of such Loan, selected in accordance with Section 2.05(c) hereof.

Standard Notice having been so given the Agent shall promptly notify each Bank of the information contained therein and of such Bank's proportionate share of the proposed borrowing. On the date for such Loan specified in such notice from the Agent and by the close of the applicable Bank's business on such date, each Bank shall make the proceeds of its Loan available to the Borrower at the Agent's Office, in funds immediately available at such office (ratably in proportion to its Commitment). The proceeds of each Loan may be applied by the Agent in whole or in part against amounts then due and payable by the Borrower hereunder.

      2. Whenever the Borrower desires to request a Federal Funds Effective Rate Loan hereunder, it shall give Standard Notice thereof to the Agent at the Agent's Office setting forth the total principal amount of such Loan, selected in accordance with Section 2.05(c) hereof.

      (b) Absent contrary notice from the Borrower by 12:00 o'clock Noon, Pittsburgh time, one Business Day prior to any Maturity Date (other than the Expiration Date) the Borrower shall, at the Agent's option (and without in any manner limiting the Borrower's ability to repay the Loan on its Maturity Date without premium or penalty), be deemed to have given the Agent notice at such time pursuant to Section 2.03(a) hereof to the effect that the Borrower requests that the Banks make a Loan to the Borrower on such Maturity Date under the AB Rate Option in an aggregate principal amount equal to the aggregate principal amount of the Loans becoming due and payable to such Bank on such Maturity Date.

      2.04. Commitment Fees, etc. The Borrower agrees in consideration of the Commitment of each Bank hereunder, to pay to the Agent for the account of each Bank a fee ("Commitment Fees") for the period from the Closing Date to and including the Expiration Date calculated (based on a year of 365 or 366 days as the case may be) at a rate of .20 of 1% per annum of the aggregate unutilized Commitment Amount of each respective Bank in effect from time to time; provided, however, that if Consolidated Total Indebtedness shall be greater than or equal to thirty percent (30%) of Consolidated Tangible Net Worth, the Commitment Fees shall be calculated at the rate of .35 of 1% per annum likewise, at such time as Consolidated Total Indebtedness shall be less than thirty percent (30%) of Consolidated Tangible Net Worth, commencing with the next following fiscal quarter the Commitment Fee shall decrease to .20 of 1% per annum. Such fee shall be payable quarterly on the last day of each March, June, September and December after the Closing Date, and on the Expiration Date, for the preceding period for which such fee has not been paid. The Borrower may at any time upon at least ten (10) Business Days' notice to Agent terminate in whole or reduce in part the unused Commitments hereunder to an amount not less than the aggregate principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given pursuant to Section 2.03 hereof; provided, however, that each partial reduction shall be in a minimum amount of $1,000,000 or an integral multiple thereof. The Agent shall promptly advise each Bank of the date of any such termination of the Commitments and of the date and amount of each such reduction of Commitments. Each such reduction shall be permanent and may not be reinstated and commencing on the date thereof the Commitment Fees shall be calculated upon the amount of the Commitments as so reduced.

      2.05. Interest Rates: Maturity Periods; Transactional Amounts.

      (a) Optional Basis of Borrowing. Each Loan and all Loans made by the Banks on the same day as part of one borrowing, if offered, shall bear interest for each day until due on a single basis selected by the Borrower from among the interest rate Options set forth below; but the Borrower may select different Options to apply simultaneously to different Loans, as follows:

            (i) AB Rate Option: The "AB Rate Option" shall mean the Borrower's option to elect a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) (the "AB Rate") for each day equal to the Prime Rate for such day. "Prime Rate" as used in this Agreement shall mean the interest rate per annum announced from time to time by Mellon as its "prime rate". Changes in the AB Rate shall take effect on the date Agent announces a change in the Base Rate.

            (ii) Euro-Rate Option: The "Euro-Rate Option" shall mean the Borrower's option to elect a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the EuroRate for such day plus the Applicable Margin. "Euro-Rate" for any day, as used herein, shall mean for each Euro-Rate Loan corresponding to a proposed or existing Euro-Rate Maturity Period the rate per annum determined by Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (x) the rate of interest (which shall be the same for each day in such Euro-Rate Maturity Period) determined in good faith by Agent (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Euro-Rate Maturity Period for delivery on the first day of such Euro-Rate Maturity Period in amounts comparable to such Euro-Rate Maturity Period by (y) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

            The "Euro-Rate" described in this Section 2.05(a)(ii) may also be expressed by the following formula:

                  [average of the rates offered to         ]
                  [banks in the London interbank market    ]
                  [determined by Agent per subsection (ii) ]
Euro-Rate    =    [of this Section 2.05(a)                 ]
                 --------------------------------------------
                  [1.00 - Euro-Rate Reserve Percentage]


            The "Euro-Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System, but only to the extent actually incurred by the Agent, the Agent's determination thereof to be conclusive in the absence of manifest error. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage.

            The Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate so offered or adjusted from time to time and Agent's determination thereof shall be conclusive in the absence of manifest error.

            (iii) Federal Funds Effective Rate Option. The "Federal Funds Effective Rate Option" shall mean the Borrower's option to elect a rate per annum computed on the basis of 360 days, as the case may be, equal to the Federal Funds Effective Rate for such day plus the Applicable Margin.

      (b) Maturity Periods. At any time when a Borrower shall request Agent to make a Loan, the Borrower shall specify the term of such Loan (the "Maturity Period" of each such Loan) within the limitations set forth in the chart below:

          Type of Loan                     Available Maturity Periods
---------------------------------    ----------------------------------------

AB Rate Loan                         Any number of days as Agent may agree
                                     ("AB Rate Maturity Period")

Euro-Rate Loan                       One Week, One, two, three, or six months
                                     ("Euro-Rate Maturity Period")

Federal Funds Effective Rate Loan    One day ("Federal Funds Rate Maturity
                                     Period")

            (i) Each AB Rate Maturity Period or Euro-Rate Maturity Period which would otherwise end after the Expiration Date shall instead end on the Expiration Date;

            (ii) Each AB Rate Maturity Period or Federal Funds Effective Rate Maturity Period or EuroRate Maturity Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day is after the Expiration Date in which event, such Maturity Period shall end on the immediately preceding Business Day;

            (iii) Each Euro-Rate Maturity Period shall begin on a London Business Day, and the duration of each Euro-Rate Maturity Period shall be determined in accordance with the definition of the term "month" herein;

            (iv) Notwithstanding any other provision of this Agreement, the Borrower may not fix a Maturity Period that would end after the Expiration Date.

The principal amount of each Loan shall be due and payable on the last day of the Maturity Period corresponding thereto (the "Maturity Date" therefor).

      (c) Transactional Amounts. Every request for a Loan and every prepayment of a Loan shall be in a principal amount such that, after giving effect thereto, the principal amount of such Loan shall be as set forth in the table below:

          Type of Loan                        Allowable Principal Amounts
---------------------------------    ----------------------------------------------

AB Rate Loan                         $500,000 plus an integral multiple of $1,000

Euro-Rate Loan                       $1,000,000 plus an integral multiple of $1,000

Federal Funds Effective Rate Loan    $200,000 plus an integral multiple of $1,000


      (d) Interest After Maturity. After the principal amount of any Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then-current Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in such Prime Rate.

      (e)   Euro-Rate Unascertainable; Impracticability. If

            (i) on any date on which a Euro-Rate would otherwise be set the Agent shall have in good faith determined (which determination shall be conclusive) that adequate and reasonable means do not exist for ascertaining such Euro-Rate; or

            (ii) on any date on which a Euro-Rate would otherwise be set the Required Banks shall have in good faith determined (which determination shall be conclusive absent manifest error) that the effective cost to each of such Required Banks of funding its Loan to which such rate would apply, will exceed the interest rate payable by the Borrower in respect thereof under this Agreement; or

            (iii) at any time any Bank shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding by such Bank of any Euro-Rate Loan has been made impracticable or unlawful by (A) the occurrence of a contingency which materially and adversely affects the interbank eurodollar market, or (B) compliance by such Bank or a Notional Euro Rate Funding Office of such Bank in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, such Bank or Banks shall forthwith so notify the Agent, and the Agent shall forthwith advise the other Banks and the Borrower thereof. A certificate as to the specific circumstances specified in such notice shall be promptly submitted by such Bank or Banks to the Agent (which shall promptly confirm the same to the Borrower and the other Banks).

      Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of each of the Banks (in the case of clauses (i) and (ii) above) or of the Bank giving such notice (in the case of clause (iii) above) to allow the Borrower to select the Euro-Rate Option, shall be suspended until the Bank furnishing such notice shall have later notified the Agent of its determination in good faith (which determination shall be presumed correct) that the circumstances giving rise to such previous determination no longer exist.

      If a Bank notifies the Agent of a determination under subsection (iii) of this Section 2.05(e), any Euro Rate Loans covered by such notice which are then outstanding shall be due and payable on the date specified in such notice. Absent contrary notice from the Borrower to the Agent by 12:00 o'clock Noon, Pittsburgh time, one Business Day prior to such date, the Borrower shall, at the option of the Agent, be deemed to have notified the Agent at such time pursuant to Section 2.05(a) to the effect that the Borrower requests the Banks to make AB Rate Loans to the Borrower on such date in an aggregate principal amount equal to the aggregate principal amount of the outstanding Loans covered by such notice.

      If, at the time the Agent or the Required Banks, as the case may be, make a determination under subsection 2.05(e) in respect of the Euro-Rate Option, the Borrower has previously notified the Agent that it wishes to select that Option in respect of a proposed Loans, but such Option has not yet gone into effect, such notification shall be deemed to provide for selection of the AB Rate Loan instead of a Euro Rate Loan.

      2.06. Prepayments. Subject to Section 2.09(b) hereof, the Borrower shall have the right at its option from time to time to prepay any Loan in whole or in part upon at least: (i) in the case of any AB Rate Loan, one Business Day's prior written notice to the Agent, and Borrower shall simultaneously with making any such prepayment provide a notice of prepayment to Agent, provided, however, that any prepayment of any AB Rate Loan shall be in a minimum principal amount of $500,000; and (ii) five Business Days' prior written notice to the Agent in the case of any Euro-Rate Loan; provided, however that any prepayment of any Loan referenced in this clause (ii) shall be in a minimum principal amount of $1,000,000. Whenever the Borrower desires to prepay any part of any Loan, it shall provide notice in writing to the Agent, setting forth the following information:

            (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

            (b) The Maturity Date, principal amount of, and interest rate Option applicable to, the Loan to be prepaid; and

            (c)   The principal amount to be prepaid.

In the case of AB Rate Loans and Euro Rate Loans only, the Agent shall deliver prepayment notices received from the Borrower to the other Banks. Notice having been so provided, and on the date specified in such notice the principal amount of the Loan specified in such notice, together with interest on such principal amount to such date and any amounts due under Section 2.09(b), shall be due and payable.

      2.07 Interest Payment Dates. Interest on each AB Rate Loan and each Federal Funds Effective Rate Loan shall be due and payable on the Maturity Date thereof. Interest on each Euro-Rate Loan shall be due and payable on the Maturity Date thereof and, if the corresponding Euro-Rate Maturity Period is longer than three months, also every third month during such Maturity Period. After maturity of any Loan (by acceleration or otherwise), interest on such Loan shall be due and payable on demand.

      2.08. Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder or under any Note shall be payable at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefore shall accrue on and as of the expiration of any grace period. Unless otherwise agreed by the Agent, such payments shall be made to the Agent at its respective Office in Dollars in funds immediately available at such Office. Such payments shall be made without setoff, counterclaim or other deduction of any nature, and shall be distributed by the Agent to each Bank pro-rata based upon the Commitments of each Bank, except as may be otherwise provided herein. The Borrower shall, at the time of making each prepayment under this Agreement, specify to the Agent the Loan or Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied and, if the Borrower fails to so specify or if an Event of Default has occurred, the Agent may distribute such payment to the Banks in such manner as it or the Required Banks may determine to be appropriate. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, Commitment Fees or any other amounts due from the Borrower hereunder or under any Note (excluding overdue principal, which shall bear interest as described in Section 2.05(d) hereof, but including interest payable under this Section 2.08), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then-current Base Rate or Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Prime Rate.

      2.09. Additional Compensation in Certain Circumstances.

      (a) Increased Costs or Reduced Return Resulting From Taxes. Reserves; Capital Adequacy Requirements; Expenses. etc. If any now existing or hereafter adopted Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) hereafter:

            (i) subjects a Bank or any Notional Euro-Rate Funding Office of any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of any Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which any Bank's respective principal office or Notional Euro-Rate Funding Office is located),

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, a Bank or its respective Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or Commitments to extend credit by, a Bank or its respective Notional Euro-Rate Funding Office or holding company, or (B) otherwise applicable to the obligations of a Bank or its respective Notional Euro-Rate Funding Office under this Agreement, or

            (iv) imposes upon a Bank or its respective Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Note held by any Bank or its making, maintenance or funding of any Loans, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon a Bank or its respective Notional Euro-Rate Funding Office with respect to this Agreement, its Note or the making, maintenance or funding of any part of any Loan or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the return on such Bank's or holding company's capital, of such Bank or the Bank holding company which is the parent of such Bank (taking into account the Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such Bank shall from time to time notify the Agent, who will in turn notify the Borrower of the amount determined (using any averaging and attribution methods) by such Bank in good faith (which determination shall be conclusive) to be necessary to compensate such Bank or its Notional Euro-Rate Funding Office for such increase in cost, reduction in income or additional expense reasonably allocable to the making, maintenance or funding of Loans hereunder; provided that, if such Bank has withheld or delayed its issuance of such notice, such Bank shall not be entitled to receive additional amounts pursuant to this Section 2.09(a) for periods occurring prior to the 90th day before the Bank gave such notice, and provided further that each Bank agrees not to seek such compensation unless it seeks similar compensation from other borrowers of such Bank from which it is entitled to seek compensation. Such amount shall be due and payable by the Borrower to Agent for distribution to such Bank no later than ten (10) business days after such notice from Agent is given. A certificate by such Bank as to the amount due under this 2.09(a) from time to time describing in reasonable detail the determination of such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts promptly to notify the Agent of the occurrence of any event that would give rise to a payment under this
Section 2.09(a).

      (b)   Indemnity. In addition to the compensation required by subsection
(a) of this Section 2.09, the Borrower shall indemnify each Bank against any loss or expense (including loss of margin) which the applicable Bank has sustained or incurred as a consequence of any

            (i) payment or prepayment of any part of any Euro-Rate Loan on a day other than the last day of the corresponding Maturity Period (whether or not such payment or prepayment is mandatory including, without limitation a prepayment required to be made under Section 2.03(c) hereof, and whether or not such payment or prepayment is then due),

            (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (such Bank having in its discretion the options
      (A) to give effect to any such attempted revocation and obtain indemnity under this Section 2.09(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

            (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fees or any other amount due hereunder or under the Notes, or

            (iv) claims, demands, losses or expenses incurred by or asserted against any Bank or the Agent in connection with the Borrower's use of the proceeds of any Loan and/or any Bank's role as a lender hereunder except to the extent caused by such Bank's gross negligence or willful misconduct.

If a Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined by such Bank in good faith (which determination shall be conclusive) to be necessary to indemnify such Bank for such loss or expense (the Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrower to such Bank ten
(10) Business Days after such notice is given. Notwithstanding the provisions of this Section 2.09(b), the Borrower shall not be required to indemnify such Bank as a consequence of any of the events specified in clauses (i) through
(iv) of this Section 2.09(b) if the sole cause of such event is an act of God, civil commotion, governmental action, fire, explosion, strike or other industrial disturbance, equipment malfunction or any other cause that is beyond the Borrower's reasonable control.

      2.10. Funding by Branch, Subsidiary or Affiliate.

      (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any of the Bank's Euro-Rate Loans at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Each Bank shall deem any of its Euro-Rate Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.05(e)(ii) hereof or would lessen compensation payable by the Borrower under
Section 2.09(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have an adverse effect on such Bank or on such Loans, such Bank or its Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each such Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by each Bank respectively without regard to each Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Bank.

      (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Euro-Rate Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan. Each Bank shall have the right to hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate. If a Bank causes a branch, subsidiary or affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan to the same extent as if such Loan were made or maintained by such Bank.

IV. Amendment Fee. The Borrower shall pay, upon the execution of this First Amendment by the Borrower and the Banks, an amendment facility fee in the amount of 1/8 of 1% of the Commitment. Such amount shall be deemed fully earned upon the execution of this First Amendment by the Borrower and the Banks and shall not be subject to rebate or return, in whole or in part.

V.    Ratification and Consent

      A. The loan documents shall otherwise remain unaltered, ratified, confirmed and in full force and effect. The Borrower hereby also ratifies and confirms the Notes.

      B. The Borrower represents and warrants as follows: There are no defenses, offsets or counterclaims against obligations to the Banks evidenced by the Notes or the other loan documents, and to the extent there are any defenses, offsets or counterclaims, the same are hereby waived. All the representations and warranties contained in the Loan Agreement are true, correct and accurate in all material respects as of the date hereof.

      C. The Banks hereby agree that up to $21.2 million in non-cash charges as outlined in the attached Schedule 1 to be taken by the Borrower in the fiscal third quarter of 1997 ending December 27, 1997, shall be excluded from the covenant calculations in Section 6.1 for which such quarter is used. In all other respects each of the covenant terms remains unmodified and unchanged.


                                                                  [End of Page]



       [Signature Page for First Amendment to Revolving Credit Agreement
                          (Haemonetics Corporation)]



      IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of the date first above written.

      Dated as of December 26, 1997.

                                        HAEMONETICS CORPORATION



                                        By: John F. White
                                            -----------------------------------
                                            Its Chief Executive Officer


                                        MELLON BANK



                                        By: Rita C. Long
                                            -----------------------------------
                                            Its Vice President